UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 7, 2008

TRICO MARINE SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-28316 (Commission File Number)	72-1252405 (I.R.S. Employer Identification No.)

3200 Southwest Freeway, Suite 2950, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to Form 8-K (“Amendment No. 1”) amends the Current Report on Form 8-K filed by Trico Marine Services, Inc. (the “Company”) under Items 7.01 and 9.01 on August 12, 2008 (the “Initial Current Report”).
The investor presentation included as Exhibit 99.1 to the Initial Current Report presented historical revenue and EBITDA for fiscal years 2005 through 2007 as well as an analyst’s estimates for revenue and EBITDA for fiscal year 2008.
Amendment No. 1 is being filed to include as Exhibit 99.1 a revised investor presentation that provides a reconciliation of EBITDA to operating income as well as to clarify that the estimates included in the presentation are not the Company’s estimates of future financial performance.
Item 2.02 Results of Operations and Financial Condition.
     The senior management of Trico Marine Services, Inc. (the “Company”) has prepared information updating the Company’s strategic plan which it intends to present to members of the investing community from time to time after the date of this filing. The presentation is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01 in its entirety.
     In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
        99.1           Investor Presentation of Trico Marine Services, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
Date: August 12, 2008	By:	/s/ Rishi A. Varma
		Name:	Rishi A. Varma
		Title:	Chief Administrative Officer, Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Investor Presentation of Trico Marine Services, Inc.